RTICA CORPORATION
                         (FORMERLY INZECO HOLDINGS INC.)
                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                               NOVEMBER 12, 2001

                        MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES

     The information contained in this circular is furnished in connection with the solicitation by management of Rtica Corporation (the "Corporation") of proxies to be used at the Annual and Special Meeting of the Shareholders of the Corporation (the "Meeting") to be held on MONDAY, THE 12TH DAY OF NOVEMBER, 2001 at 4:00 p.m. (Toronto Time) at the place and for the purposes set forth in the accompanying Notice of Annual and Special Meeting ("Notice of Meeting") and at any adjournment thereof.

     THE SOLICITATION OF PROXIES IS MADE ON BEHALF OF THE MANAGEMENT OF THE CORPORATION. The costs incurred in the preparation and mailing of the form of proxy, Notice of Meeting and this Management Information Circular will be borne by the Corporation. In addition to the use of mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Corporation, who will not be remunerated therefor. The cost of the solicitation will be borne by the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

     A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR CORPORATION (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED PROXY FORM and may do so either by inserting the name of his chosen nominee in the space provided for that purpose on the form and striking out the other names on the form, or by completing another proper form of proxy. In any case, the form of proxy should be dated and executed by the shareholder or his attorney authorized in writing, or if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized.

     A form of proxy will not be valid for the Meeting or any adjournment thereof unless it is deposited with Equity Transfer Services Inc., 120 Adelaide Street West, Suite 420, Toronto, Ontario M5H 4C3 not later than 48 hours (excluding Saturdays and holidays) before the time for the holding of the Meeting or any adjournment thereof.

     Pursuant to Section 110(4) of the Ontario Business Corporations Act, a shareholder who has given a proxy may revoke the proxy: (a) by completing and signing a proxy bearing a later date and depositing it as aforesaid: or (b) by depositing an instrument in writing executed by him or by his attorney authorized in writing (i) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the applicable meeting, or any adjournment thereof, at which the proxy is to be used, or (ii) with the chairman of the applicable meeting prior to the commencement of such meeting on the day of such meeting or any adjournment thereof; or (c) in any other manner permitted by law.

VOTING OF PROXIES

     All of the persons named in the enclosed form of proxy, who are officers and directors of the Corporation, have indicated their willingness to represent as proxy the shareholder who appoints them. Each shareholder may instruct his proxy how to vote his shares by completing the blanks on the proxy form.

     UNLESS OTHERWISE INSTRUCTED IN THE PROXY FORM, THE PROXY WILL BE VOTED IN RESPECT OF THE ELECTION OF DIRECTORS, THE APPOINTMENT OF AUDITORS AND IN FAVOUR OF THE RESOLUTION TO AMEND THE STOCK OPTION PLAN AND THE ADVANCE APPROVAL OF PRIVATE PLACEMENTS AS SET FORTH UNDER "PARTICULARS OF MATTERS TO BE ACTED ON."

     THE ENCLOSED FORM OF PROXY CONFERS DISCRETIONARY AUTHORITY UPON THE PERSONS NAMED THEREIN WITH RESPECT TO AMENDMENTS AND VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. At the date of this Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

     Proxies received by management will be voted at the meeting of the Corporation or any adjournment thereof specified therein by the person giving the Proxy. TO THE EXTENT NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR MANAGEMENT'S PROPOSALS AS STATED UNDER THE HEADINGS RELATING TO THESE MATTERS IN THIS INFORMATION CIRCULAR. ALL PROXIES SUBMITTED, REGARDLESS OF HOW VOTED, WILL BE INCLUDED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT FOR THE MEETING. Management's proposals have been approved by the Board of Directors. A quorum is required in order for the meeting to be properly constituted. The presence in person or by proxy of the holders of 15% of the outstanding shares of the Corporation is required to constitute a quorum at the meeting. All matters being proposed at the meeting will require the affirmative vote of a majority of votes cast at the meeting in order to be approved.

ADVICE TO BENEFICIAL SHAREHOLDERS

     Shareholders who do not hold their Common Shares in their own name (the "Beneficial Shareholders") are advised that only proxies from shareholders of record can be recognized and voted upon at the Meeting. Beneficial Shareholders who complete and return a proxy must indicate thereon the person (usually a brokerage house) who hold their shares as registered shareholder. Every intermediary (i.e. broker) has its own mailing procedures and provides its own return instructions, which should be carefully followed. The form of proxy supplied to Beneficial Shareholders is identical to that provided to registered shareholders. However, its purpose is limited to instructing the registered shareholders how to vote on behalf of the Beneficial Shareholders.

     All references to shareholders in this Management Information Circular and the accompanying form of proxy and Notice of Meeting are to shareholders of record unless specifically stated otherwise. Where documents are stated to be available for review or inspection, such items will be shown upon request to registered shareholders who produce proof of their identity.

FINANCIAL STATEMENTS

     The Annual Report, the Financial Statements of the Corporation for the year ended May 31, 2001 and the

Auditors Report thereon accompanying this Management Information Circular will be placed before the shareholders at the Meeting for their consideration.

Under National Policy 41, adopted by the Canadian Securities Administrators, a person or Corporation who in the future wishes to receive interim financial statements from the Corporation must deliver a written request for such material to the Corporation, together with a signed statement that the person or Corporation is the owner of securities (other than debt instruments) of the Corporation. Shareholders who wish to receive interim financial statements are encouraged to send the enclosed notice to the Corporation or its Transfer Agent.

VOTING SHARES

     The authorized capital of the Corporation consists of an unlimited number of Common Shares, of which 34,052,636 are issued and outstanding, and an unlimited number of Preferred Shares, none of which are currently outstanding.

     The directors have fixed the close of business on October 1, 2001 as the record date for the Meeting. Only shareholders of record as at the close of business on October 1, 2001 are entitled to receive notice of and to attend and vote at the Meeting except that a transferee of shares acquired after that date shall be entitled to vote at the Meeting if such transferee produces properly endorsed certificates for such shares or otherwise establishes ownership of such shares and has demanded not later than 10 days before the Meeting that the name of such transferee be included in the list of shareholders entitled to vote at the Meeting. Holders of Common Shares are entitled to one vote at the Meeting for each Common Share held.

     Shareholder proposals to be presented at next year's Annual Meeting in November, 2002 must be presented at the Corporation's office, 999 Barton Street, Stoney Creek, Ontario L8E 5H4, no later than August 15, 2002.

PRINCIPAL SHAREHOLDERS

     To the knowledge of the directors and senior officers of the Corporation, the following are the only persons or companies who beneficially own, directly or indirectly, or exercise control or direction over voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the Corporation as at October 1, 2001:

---------------------- -------------------------- ---------------- -------------
Name of Shareholder    Type of Ownership          Number of        Percentage of
                                                  Common Shares    Common Shares
---------------------- -------------------------- ---------------- -------------
Warren Arseneau        Direct                     3,840,307        11.3
---------------------- -------------------------- ---------------- -------------
Martin H. Beck         Direct and Indirect via    4,475,212        13.1
                       Greensulate LLC
---------------------- -------------------------- ---------------- -------------

                      PARTICULARS OF MATTERS TO BE ACTED ON

                         AMENDMENT TO STOCK OPTION PLAN

The Board of Directors of Rtica have adopted a stock option plan (the "Plan") in order to provide an incentive for key directors, officers, employees and key consultants to the Corporation. The Plan provides that the Board of Directors of Rtica may, from time to time in its discretion, grant to key directors, officers and employees of Rtica or the registered retirement savings plan or holding companies of them, the option to purchase common shares. The Board of Directors will determine the market price per common share and the number of common shares which may be allotted to each such person or plan and all other terms and conditions of the option, in accordance with the applicable policies of any relevant regulatory authority or the Canadian Venture Exchange. These options will be exercisable for a period not exceeding 5 years from the date of grant. The shareholders have authorized the issuance of up to 3,500,000 shares under the Plan. Currently there are 3,240,250 outstanding options which have been granted by the directors at exercise ranging between $0.20 per share and $0.75 per share, and to date 211,250 shares have been issued under the Plan.

Management therefore recommends increasing the number of shares issuable under the Stock Option Plan by 750,000, to assist in recruiting new personnel as the Corporation enters its commercial production phase.

Approval of the increase in the number of shares requires the vote of the holders of a majority of shares represented at the meeting, other than those held by the Corporation's directors and officers who are eligible under the Plan, in the form set out in Schedule "A" attached hereto.

                              ELECTION OF DIRECTORS

     It is proposed to elect six directors at the Meeting. Hereinafter set forth are the names of the persons for whom it is intended that votes will be cast for their election as directors pursuant to the proxy solicited hereby unless the shareholder directs that his shares be withheld from voting in the election of directors. Each director will hold office until the next annual meeting or until his successor is elected or appointed.

     In the following tables and notes thereto is stated the name of each person proposed by management for election as a director, the positions and offices with the Corporation held by him, if any, the period or periods of service as a director of the Corporation and the approximate number of Common Shares of the Corporation beneficially owned by him or over which he exercises control or direction as of the date hereof:


------------------------ --------------------- --------------------- --------------------- ---------------------
Name &                   Position with the     Date Appointed as a   Common Shares of      Number of
Municipality of          Corporation           Director              the Corporation       Options Held as of
Residence                                                            beneficially owned,   October 1, 2001
                                                                     directly or
                                                                     indirectly or
                                                                     controlled or
                                                                     directed as at
                                                                     October 1, 2001
------------------------ --------------------- --------------------- --------------------- ---------------------
Warren Arseneau          Director and          Apr. 28-1998          3,840,307             410,000
Burlington, Ontario      President
------------------------ --------------------- --------------------- --------------------- ---------------------
Roger J. Short           Director              May 30-1997           1,000,018             577,500
Kimberley, Ontario
------------------------ --------------------- --------------------- --------------------- ---------------------
Robert H. Stikeman(1)    Director, Chief       May 22-1998           268,026               100,000
Toronto, Ontario         Financial Officer
                         and Secretary
------------------------ --------------------- --------------------- --------------------- ---------------------
Martin H. Beck(1)        Director              May 30-1997           4,475,212(2)          567,750
Amherst, New Hampshire
------------------------ --------------------- --------------------- --------------------- ---------------------
Michael Boyd(1)          Director              Apr. 28-1998          856,722(3)            235,000
Etobicoke, Ontario
------------------------ --------------------- --------------------- --------------------- ---------------------
Steven Letwin            Director              Nov. 9-2000               --                100,000
Toronto, Ontario
------------------------ --------------------- --------------------- --------------------- ---------------------


(1)  Denotes member of Audit Committee and Compensation Committee.
(2) Of the total 4,475,212 common shares, 4,083,212 shares are owned by Greensulate L.L.C., a private U.S. Corporation controlled by Martin Beck.
(3) Of the total 856,722 common shares, 352,631 are owned directly by Michael Boyd; 141,937 are owned indirectly by Investor Services In Trust for Michael Boyd's RRSP; and 362,154 are owned indirectly by Junior Industrial Finance Corp., a private Corporation wholly owned by Michael Boyd.

The information as to shares beneficially owned, directly or indirectly, or over which control or direction is exercised, not being within the knowledge of the Corporation, has been furnished by the respective nominee.

                     ADVANCE APPROVAL OF PRIVATE PLACEMENTS

The board of directors wish to obtain the approval of the shareholders to authorize private placements, prior to the next annual meeting of the shareholders, of up to a maximum of 100% of the outstanding Common Shares of the Corporation, at such prices discounted from market at the time that the shares are proposed to be issued as may be allowed pursuant to the policies of the Canadian Venture Exchange (the "Exchange"). Pursuant to the policies of the Exchange, the Corporation is not entitled, during any six-month period to issue a number of Common Shares in excess of 25% of the total issued and outstanding Common Shares of the Corporation, except with the approval of the shareholders. The Exchange will consider a proposed private placement in excess of the 25% limit in cases where the shareholders have given prior blanket approval to the directors to issue a number of shares not exceeding 100% of the total issued shares where the details as to the number of shares to be issued and the issue price have not been determined at the time that the approval of the shareholders is given. Pursuant to the policies of the Exchange, the price at which the shares may be issued pursuant to the private placements must not be lower than the closing price of the shares on the Exchange on the earlier of the trading day prior to the date that an application and notice of the proposed private placement is given to the Exchange in the prescribed form and the date on which a press release announcing the proposed private placement is issued, less the applicable discount as follows:

                                Maximum Discount
                    Market Price                Therefrom
                   $0.50 or less                   25%
                   $0.51 to $2.00                  20%
                   Over $2.00                      15%

Set forth below is the resolution to be submitted to the shareholders in relation to authorizing the directors to complete private placements of Common Shares. The resolution must be passed by a majority of the votes cast by holders of Common Shares who vote in respect of the resolution. If the resolution is not passed, the directors will then only complete private placements as otherwise allowed by the policies of the Exchange. If the resolution is passed each private placement will be subject to all required regulatory approvals, including that of the Exchange. The resolution is as follows:

         "BE IT RESOLVED THAT:

1. THE DIRECTORS OF THE CORPORATION BE AND THEY ARE HEREBY AUTHORIZED TO COMPLETE PRIVATE PLACEMENTS OF COMMON SHARES OF THE CORPORATION, PRIOR TO THE NEXT MEETING OF THE SHAREHOLDERS, OF UP TO A MAXIMUM OF 100% OF THE OUTSTANDING COMMON SHARES OF THE CORPORATION, AT SUCH PRICES DISCOUNTED FROM MARKET AT THE TIME THE COMMON SHARES ARE PROPOSED TO BE ISSUED AS MAY BE ALLOWED PURSUANT TO THE POLICIES OF THE CANADIAN VENTURE EXCHANGE; AND,

2. ANY DIRECTOR OR OFFICER OF THE CORPORATION BE AND IS HEREBY AUTHORIZED TO TAKE ALL NECESSARY STEPS AND PROCEEDINGS, AND TO EXECUTE AND DELIVER AND FILE ANY AND ALL DECLARATIONS, AGREEMENTS, DOCUMENTS AND OTHER INSTRUMENTS AND TO DO ALL SUCH OTHER ACTS AND THINGS (WHETHER UNDER CORPORATE SEAL OF THE CORPORATION OR OTHERWISE) THAT MAY BE NECESSARY OR DESIRABLE TO GIVE EFFECT TO THE PROVISIONS OF THIS RESOLUTION."

                    APPOINTMENT AND REMUNERATION OF AUDITORS

It is proposed that KPMG LLP of Toronto be re-appointed as the Corporation's auditors and that their remuneration be fixed by the directors.

                     INFORMATION CONCERNING THE CORPORATION

                   STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Directors have adopted the recommendations of the Toronto Stock Exchange Committee on Corporate Governance in Canada (the "TSE Committee") to require the annual disclosure by each listed corporation of its approach to corporate governance with reference to the proposed guidelines of the TSE Committee. These proposed guidelines are set out in section 474 of its Corporation Manual. While the Corporation's shares are not listed on the TSE, it wishes to comply voluntarily with the disclosure provisions of that policy.

Mandate of the Board of Directors

The Board of Directors is responsible for the stewardship of the Corporation through consultation with the management of the Corporation. In addition, the Board meets more often when non-routine matters requiring its approval are raised. The Board met more than once during fiscal 2001.

The Board of Directors is responsible for managing and supervising the management of the Corporation on behalf of the shareholders.

Specifically, the Board is responsible for the following:

a)   Regular review and approval of general business strategy and direction
b)   Annual review of and approval of business plans
c)   Quarterly review and approval of financial statements
d)   Regular review of senior management performance
e)   Regular review of corporate governance practices
f)   Regular review of compensation plans and their application
g)   Specific approval changes to corporate by-laws
h)   Approval of the issuance of securities
i)   Declaration of dividends
j)   Purchase or redemption of the shares
k)   Review of stock option plan and allocation of same

The Board is further responsible to ensure that the following are in place and operating effectively:

a)   A strategic and operational planning process
b)   A risk identification and management process
c)   A management development and successor planning process
d)   A corporate communication policy and full disclosure practices
e) Annual review of internal and systems contracts, management organization and management information systems

It is expected that members of the Board of Directors of Rtica will:

a)   Act in the best interests of the Corporation to maximize shareholder value
b) Actively promote business opportunities and business relationships to the benefit of the Corporation
c) Carry out their duties proactively as directors to assist management with corporate governance and management concerns
d) Devote sufficient time to stay current on the Corporation's plans and activities in order to knowledgeably contribute to its development
e) Avoid conflicts of interest and personal or business dealings with the Corporation for their own account or any business with which they are associated

COMPOSITION OF THE BOARD

Four of the six proposed directors are unrelated directors. An unrelated director is defined as one who is independent of management and is free from any interests or any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholdings. A related director is one who is not an unrelated director.

Warren Arseneau and Robert Stikeman are related directors, by virtue of their holding management positions with the Corporation. While these directors may by definition be related directors, they, like all directors, continue to be legally obligated to act in good faith with a view to the best interests of the Corporation and its shareholders. The remainder of the directors are unrelated in that they have not worked for the Corporation nor do they have material contracts with the Corporation.

The Corporation has no "significant shareholders", which is defined by the guidelines as a shareholder with the ability to exercise a majority of votes for the election of directors.

BOARD APPROVALS AND STRUCTURE

The Board responds to and if it considers appropriate approves, with such revisions as it may require, corporate objectives and recommended courses of action which have been brought forward by management. The Board retains plenary power for those functions not specifically delegated by it to management. In addition to maintaining the powers it must retain by statute, significant business activities, actions and communications proposed to be taken or submitted by the Corporation are subject to Board approval.

Annual capital and operating budgets and significant changes, the Annual Information Form, annual and quarterly financial statements, Shareholder's Information Circular, major changes in the organizational structure of the Corporation, major acquisition and disposition transactions, major financing transactions involving the issuance of shares, debt securities and the like, major banking relationships, dividends, appointment of officers, stock option plans, and the issuance of stock options, are all subject to Board approval.

BOARD COMMITTEES - SIZE AND COMPENSATION

There are two Board Committees, the Audit Committee, comprised of three members, two of whom are unrelated directors and the Compensation Committee, comprised of three members, two of whom are unrelated directors.

The TSE guidelines suggest that Boards establish other committees, however, the Corporation has not done so nor does it currently intend to. The Board has not constituted a committee comprised exclusively of unrelated directors, to assess the effectiveness of the Board as a whole, the committees of the Board, and the contribution of individual directors.

The Corporation has a formal process of orientation and education for new members of the Board. When relevant, this process is supplemented informally by members of the Board.

The Board has not yet developed position descriptions for the Board and the Chief Executive Officer. As the Board has plenary power, any responsibility which is not delegated to management or a Board committee remains with the Board.

The Board has not adopted a formal system which would enable an individual director to engage an outside advisor at the expense of the Corporation in appropriate circumstances, however, the Chairman of the Audit Committee has been authorized to retain advice in matters relating to the affairs of the Audit Committee. If such an engagement were appropriate it would be subject to the approval of the Board.

AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the "Committee") is composed of three directors, two of whom are non-management directors. The current members of the Committee are Robert Stikeman, Martin Beck and Michael Boyd. The Audit Committee has direct communications channels with internal personnel responsible for financial statement preparation and with the Corporation's external auditors. The Committee monitors audit functions and the preparation of financial statements and meets with outside auditors independent of management. Additional responsibilities include the review of any auditors' reports to management and review of internal controls and transactions between officers and the Corporation. The Audit Committee met more than once between May 31, 2000 and May 31, 2001.

COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the "Committee") is composed of three directors, two of whom are non-management directors. The current members of the Committee are Robert Stikeman, Martin Beck and Michael Boyd. The Compensation Committee reviews the executive officers' compensation and management's recommendations on stock option grants to employees. The Committee meets as required to make recommendations to the Board of Directors with respect to senior executive compensation.

The compensation of the Corporation's executive officers including those named in the Summary Compensation Table below (the "Named Executive Officers") is determined by the Board of Directors based on recommendations made by the Committee.

Compensation for executive officers, including each of the Named Executive Officers, consists of a base salary and long-term share-based incentives, all of which are administered by the Committee.

The Committee establishes salary ranges for the positions held by executive officers following an annual review of the responsibilities of the officer, the officer's performance, experience and years of service and the salary levels for comparable positions in other comparable companies. The Compensation Committee met more than once between May 31, 2000 and May 31, 2001.

SHAREHOLDER COMMUNICATIONS

The Board has generally delegated the communications policy to the senior management of the Corporation. Shareholder communications are generally handled by the President or the Chief Financial Officer.

EXPECTATIONS OF SENIOR MANAGEMENT

The Board is involved in monitoring and assessing senior management through its regular contact with the senior management team, most of whom participate in presentations to the Board at its meetings.


                             EXECUTIVE COMPENSATION

     The Corporation has one executive officer. During the most recently completed financial year of the Corporation the executive officer received an aggregate cash compensation by the Corporation and RTICA Inc. (formerly E2 Development Corporation), its wholly owned operating subsidiary, in the amount of $153,500.

The following table presented in accordance with the regulations of the Securities Act (Ontario) sets forth all compensation paid in respect of the Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (Named Executive Officers).


                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------
                      ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
--------------------------------------------------  ----------------------------------------
                                                              AWARDS               PAYOUTS
                                                    --------------------------   -----------
                                                     SECURITIES    RESTRICTED
NAME AND             SALARY                 ALL        UNDER         SHARES                      ALL
PRINCIPAL           (CDN.$)      BONUS     OTHER     OPTIONS (#)  OR RESTRICTED  SHARE LTIP     OTHER
POSITION     YEAR     (1)        (CDN.$)    ($)        OTHER         UNITS ($)   PAYOUTS ($)     ($)
-------------------------------------------------------------------------------------------------------
Warren        2001    153,500       Nil       Nil       200,000        Nil          Nil          Nil
Arseneau,     2000    120,000       Nil     75,000        Nil          Nil          Nil          Nil
President     1999    120,000       Nil       Nil         Nil          Nil          Nil          Nil
              1998    120,000       Nil       Nil         Nil          Nil          Nil          Nil
              1997    118,700       Nil       Nil       225,000        Nil          Nil          Nil
-------------------------------------------------------------------------------------------------------


(1) The salary was paid under a consulting contract pursuant to which local travel, office and administrative expenses of approximately $40,000 incurred by Mr. Arseneau were to be paid by Mr. Arseneau.

LONG TERM INCENTIVE PLANS

There were no such plans awarded in the last completed fiscal year.

      OPTIONS/SAR GRANTED DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR
                 ENDED MAY 31, 2001 TO NAMED EXECUTIVE OFFICERS


------------------------------------------------------------------------------------------------------------------
NAME                 SECURITIES         % OF TOTAL         EXERCISE PRICE    MARKET VALUE OF    EXPIRATION
                     UNDER              OPTIONS GRANTED    (CDN.$/SECURITY)  SECURITIES         DATE
                     OPTIONS            TO EMPLOYEES IN                      UNDERLYING
                     GRANTED (#)        FINANCIAL YEAR                       OPTIONS ON
                                                                             THE DATE OF
                                                                             GRANT
                                                                             (CDN.$/SECURITY)
------------------------------------------------------------------------------------------------------------------
Warren Arseneau      100,000            9.0%               $0.70             Nil                Dec 1 - 03
                     100,000            9.0%               $0.57             Nil                Jan 15 - 04
------------------------------------------------------------------------------------------------------------------


The options granted to the Named Executive Officer in the fiscal year ended May 31, 2001 were granted pursuant to the terms of the Arseneau Consulting Contract as hereinafter defined under "Management Contracts".

STOCK OPTIONS EXERCISED AND HELD

The following information concerns each exercise of options during the most recently completed financial year ended May 31, 2001 by the Corporation's Named Executive Officers and the financial year end value of unexercised options held, on an aggregate basis.

  AGGREGATED/SAR OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL
                    YEAR AND FINANCIAL YEAR-END OPTION VALUES


-----------------------------------------------------------------------------------------------------------------------
                 SECURITIES        AGGREGATE                                         VALUE OF UNEXERCISED IN THE
                ACQUIRED ON         VALUE                                            MONEY OPTIONS AT YEAR END(1)
                  EXERCISE         REALIZED      UNEXERCISED OPTIONS AT YEAR END     EXERCISABLE/NON-EXERCISABLE
NAME                (#)               ($)                     (#)                                CDN. $
-----------------------------------------------------------------------------------------------------------------------
                                                   EXERCISABLE   UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------
Warren Arseneau    15,000           $6,000           410,000          --               $97,000           --
-----------------------------------------------------------------------------------------------------------------------

Note:

(1) Based on the closing price of the common shares on the Canadian Venture Exchange on May 31, 2001 of Cdn$0.60

                  INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

Since the beginning of the Corporation's last completed fiscal year, none of the directors or senior officers of the Corporation nor any of their respective associates or affiliates, has been indebted to the Corporation or to its wholly owned subsidiary.

                  INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

There are no material interests, direct or indirect, of directors, senior officers, and shareholders who beneficially owns, directly or indirectly, more than 10% of the outstanding common shares or any known associate or affiliates of such persons, in any transaction within the last three years or in any proposed transaction, which has materially affected or would materially affect the Corporation or RTICA Inc. except (i) the directors and officers of the Corporation received common shares in the Corporation pursuant to the Major Transaction in exchange for their shares in RTICA Inc. in 1998; (ii) over the past two fiscal years Martin Beck, through DevTech Labs Inc. provides product and process development services for certain fees; and (iii) Robert Stikeman, through Stikeman, Graham, Keeley & Spiegel LLP provides legal services to the Corporation.

                              MANAGEMENT CONTRACTS

On May 15, 2000 RTICA Inc. entered into a management consulting agreement (the "Arseneau Consulting Agreement") pursuant to which Mr. Arseneau is required to provide consulting services consisting of managerial services, advising on development, production, distribution, sales and promotion, labour negotiations, contract negotiations, financial services, and such other consulting services as RTICA Inc. and Mr. Arseneau may from time to time agree upon. In consideration for the services to be provided by Mr. Arseneau, the Corporation shall pay consulting fees of $12,500 per month to Mr. Arseneau escalating annually at a rate of 4% per annum. Under the Arseneau Consulting Agreement, RTICA Inc. has agreed to grant 425,000 options over 5 years, 100,000 options in each of the first 4 years and the balance in 2004 at then prevailing market price of the shares, provided the Arseneau Consulting Agreement is in effect and Mr. Arseneau provides the services required thereunder.

Mr. Arseneau is retained by RTICA Inc. as an independent contractor and is expected to provide the majority of his time to RTICA Inc. and pay for local travel, home office and administrative expenses without reimbursement. The Arseneau Consulting Agreement expires on December 31, 2004 unless earlier terminated by either the Corporation or Mr. Arseneau. If terminated by the Corporation, the Corporation shall provide Mr. Arseneau with six (6) months written notice of such termination or by paying the equivalent consulting fee in lieu of such notice. If terminated by Mr. Arseneau, Mr. Arseneau shall provide the Corporation with six (6) months written notice of his intention to terminate the Arseneau Consulting Agreement. The Arseneau Consulting Agreement may be extended by agreement between Mr. Arseneau and the Corporation.

RTICA Inc. has also signed a confidentiality, non-competition and intellectual property agreement with Warren Arseneau dated May 15, 2000. The term of the agreement is for 3 years after termination of the consulting agreement with Mr. Arseneau.

                    AUDITORS, REGISTRARS AND TRANSFER AGENTS

KPMG LLP of Toronto are the Corporation's auditors.

Equity Transfer Services Inc. of Toronto is the Corporation's transfer agent, escrow agent and registrar.


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


                                LEGAL PROCEEDINGS

There are no legal proceedings involving Rtica or its property outstanding as at the date of this circular.

                               MARKET FOR TRADING

The Company currently trades on CDNX under the symbol RTN.

                                  OTHER MATTERS

Management is not aware of any matters to come before the Meeting other than those set forth in the Notice of Meeting. If other matters come before the Meeting it is the intention of the individuals named in the form of proxy to vote the same in accordance with their best judgement in such matters.

                                 EFFECTIVE DATE

Unless otherwise stated, the information contained in this Management Information Circular is given as of October 1, 2001.

The contents of this Management Information Circular and the sending thereof have been approved by the directors of the Corporation.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

DATED: October 2, 2001.

                                        RTICA CORPORATION


                                        Per: "Robert Stikeman", signed
                                             -----------------------------------
                                             Robert Stikeman
                                             Chief Financial Officer & Secretary


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


                                                                    SCHEDULE "A"


                         RESOLUTION OF THE SHAREHOLDERS
                              OF RTICA CORPORATION
                       AMENDMENT TO THE STOCK OPTION PLAN

          BE IT RESOLVED THAT:

          1. The Corporation's Stock Option Plan, be amended (the "Plan") to increase the maximum number of common shares of the Corporation (the "Common Shares") which may be issued under options granted under the Plan from 3,500,000 Common Shares to 4,250,000 Common Shares, as more particularly described under the heading "Amendment to Stock Option Plan" in the Management Information Circular dated October 2, 2001, be and is hereby approved.

          2. Any one officer or director of the Corporation be and is hereby authorized for and on behalf of and in the name of the Corporation, to do all such acts and things and to execute and deliver, whether under corporate seal of the Corporation otherwise, all such documents, instruments and writings as in his sole discretion are necessary or desirable to give effect to this resolution.

This resolution requires a majority vote of the shareholders other than those who are directors or officers of the Corporation, defined as "Disinterested Shareholder Approval" under the Plan.


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